Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of SFSB, Inc. (the “Company”) each certifies, to the best of his or her knowledge, that the Annual Report on Form 10-K for the year ended December 31, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Philip E. Logan

Philip E. Logan
Chairman, President and Chief Executive Officer
March 31, 2008

/s/ Sophie T. Wittelsberger

Sophie T. Wittelsberger
Vice President and Chief Financial Officer
March 31, 2008

This certification is made solely for the purpose of 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-K or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.